Exhibit 4.38

Vancouver Office
Three Bentall Centre • 595 Burrard Street • Suite 3123 • P.O. Box 49139 • Vancouver • British Columbia • V7J 1J1 • Canada
Tel 1 604 609 5130 • Fax 1 604 609 5139

Toronto Office
390 Bay street • Suite 1610 • Toronto • Ontario • M5H 2Y2 • Canada
Tel 1 416 350 3657 • Fax 1 416 363 6806

Johannesburg Office
Postnet Suite 271 • Private Bag X30500 • Houghton 2041
Block A • Empire Park • 55 Empire Rd • Parktown • Gauteng • South Africa
Tel 27 11 482 3605 • Fax 27 11 482 3604

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. (the “Company”) under the United States Securities Act of 1933, as amended, in connection with the undersigned’s review of scientific and technical information contained in the news release attached to the Company’s material change reports dated February 16, 2007 and March 2, 2007 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ J.M. Smith
J.M. Smith